UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________
FORM 8-K
_________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2021
_________________________________________________________________
ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)
_________________________________________________________________

Delaware	001-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (609) 359-3020
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On December 15, 2021, Antares Pharma, Inc. (the “Company”) announced that it had entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Otter Pharmaceuticals, LLC (the “Buyer”), a subsidiary of Assertio Holdings, Inc. (“Assertio”) and Assertio, as guarantor to Buyer’s obligations, to sell certain worldwide assets used in the operation of the OTREXUP® product (the “Product”) to Buyer for a total purchase price of $44.0 million (the “Purchase Price”). The Asset Purchase Agreement was structured as a simultaneous sign and close transaction which closed on December 15, 2021.

The Purchase Price is structured as follows: (a) $18.0 million, payable at the closing; (b) $16.0 million, payable on May 31, 2022; and (c) $10.0 million to be paid on December 15, 2022, the one-year anniversary of the closing date.

Subject to the terms of the Asset Purchase Agreement, the Company generally retained ownership (and related liabilities) of assets not solely relating to the Product. In addition, the Company agreed via the execution of a separate supply agreement among the parties to continue to manufacture and supply the Product and sample products to the Buyer pursuant to the supply agreement at the cost of goods sold plus a mark-up. Further, the Company entered into a license agreement with the Buyer pursuant to which the Company granted to the Buyer a worldwide, exclusive, fully paid-up license to certain patents relating to the Product that may relate to other Company products in order for the Buyer to commercialize and otherwise exploit the Product in the field as defined in the license agreement.

The Asset Purchase Agreement contains customary terms and conditions for agreements of like type, including representations and warranties and non-competition restrictive covenants and indemnification provisions that are described further in the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.
Item 7.01    Regulation FD Disclosure.

A copy of the press release issued by the Company on December 15, 2021 announcing certain matters described in this Current Report on Form 8-K is attached hereto as Exhibit 99.1. The information set forth in this Item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press Release issued by Antares Pharma, Inc. on December 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
(Registrant)

Date:	December 16, 2021	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary